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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


 SALOMON SMITH BARNEY HOLDINGS INC.                     TARGETS TRUST XVIII
  (Exact Name of Registrant as                     (Exact Name of Registrant as
   Specified in Its Charter)                        Specified in Its Charter)

           NEW YORK                                          DELAWARE
    (State of Incorporation                          (State of Incorporation
     or Organization)                                 or Organization)

           11-2418067                                       13-7303518
(I.R.S. Employer Identification no.)        (I.R.S. Employer Identification no.)

                              388 Greenwich Street
                           New York, New York  10013
              (Address of Principal Executive Offices)  (Zip Code)


   If this Form relates to the             If this Form relates to the
   registration of a class of              registration of a class of
   securities pursuant to Section          securities pursuant to Section
   12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
   effective pursuant to General           effective pursuant to General
   Instruction A.(c), please check         Instruction A.(d), please check
   the following box. [X]                  the following box. [ ]

Securities Act registration statement
file number to which this form relates:   333-69230 (If applicable)

Securities to be registered pursuant
to Section 12(b) of the Act:

      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------

Targeted Growth Enhanced Terms Securities             American Stock Exchange
("TARGETS(R)") With Respect to the Common
Stock of Dell Computer Corporation

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


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Item 1.  Description of Registrants' Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 13, 14 through 17 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated January 17, 2003 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

     99 (A). Prospectus, Subject to Completion, dated January 17, 2003, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on January 21, 2003 (No. 333-69230).

     99 (B). Certificate of Trust of TARGETS Trust XVIII, incorporated by reference to Exhibit 4(l) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust XVIII filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

     99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XVIII, incorporated by reference to Exhibit 4(m) to the Registration Statement.

     99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

     99 (E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to
Exhibit 4(o) to the Registration Statement.

     99 (F).  Form of TARGETS (included in Exhibit 99(C)).

     99 (G).  Form of Forward Contract (included in Exhibit 99(E)).

     Other securities issued by the Company are listed on the American Stock Exchange.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                         ----------------------------------
                                         (Registrant)

Date:   February 21, 2003                By: /s/ Geoffrey S. Richards
                                             ------------------------------
                                             Name:   Geoffrey S. Richards
                                             Title:  Vice President

                                        TARGETS Trust XVIII
                                        -------------------
                                        (Registrant)

Date:   February 21, 2003               By: /s/ Mark I. Kleinman
                                            ------------------------------
                                            Name:   Mark I. Kleinman
                                            Title:  Regular Trustee

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                               INDEX TO EXHIBITS


     Exhibit No.                                Exhibit
     -----------                                -------

        99(A). Prospectus, Subject to Completion, dated January 17, 2003, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on January 21, 2003 (No. 333-69230).

        99(B). Certificate of Trust of TARGETS Trust XVIII, incorporated by reference to Exhibit 4(l) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. and TARGETS Trust XVIII filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

        99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XVIII incorporated by reference to
                             Exhibit 4(m) to the Registration Statement.

        99(D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

        99(E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

        99(F).               Form of TARGETS (included in Exhibit 99(C)).

        99(G).               Form of Forward Contract (included in Exhibit 99
                             (E)).

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